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                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

                          ALGORX PHARMACEUTICALS, INC.

                           SECOND AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

      THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of this 17th day of February 2004, by and among ALGORX PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto, referred to hereinafter as the "Investors" and each individually as an "Investor."

                                   WITNESSETH

      WHEREAS, the Investors listed under the caption "Series A Preferred Stock" on Exhibit A hereto (the "Series A Investors") hold shares of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), pursuant to that certain Series A Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") dated as of April 4, 2001 by and among the Company and the Series A Investors;

      WHEREAS, the Investors (other than PowderJect Research Limited) listed under the caption "Series B Preferred Stock" on Exhibit A hereto (the "Series B Investors") hold shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), pursuant to that certain Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement") dated as of March 22, 2002 by and among the Company and the Series B Investors;

      WHEREAS, PowderJect Research Limited ("PowderJect Research"), holds shares of the Company's Series B Preferred Stock issued by the Company in connection with the acquisition of MF Spinoff, Inc. pursuant to that certain Acquisition Agreement (the "Acquisition Agreement") by and among the Company, PowderJect Technologies, Inc., PowderJect Research and MF Spinoff, Inc. dated as of March 15, 2002;

      WHEREAS, the Company granted the Series A Investors and the Series B Investors registration, information rights and other rights pursuant to that certain Amended and Restated Investor Rights Agreement, dated as of March 22, 2002 by and among the Company, the Series A Investors and the Series B Investors (the "Original Agreement");

      WHEREAS, the Investors listed under the caption "Series C Preferred Stock" on Exhibit A hereto (the "Series C Investors") are purchasing shares of the Company's Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock" and, together with the Series A Preferred Stock and Series B Preferred Stock, the "Preferred Stock") pursuant to that certain Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement") of even date herewith (the "Series C Financing");


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      WHEREAS, the obligations in the Series C Purchase Agreement are conditioned upon the execution and delivery of this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors shall be granted registration, information rights and other rights; and

      WHEREAS, in connection with the consummation of the Series C Financing, the Company and the Investors each desire to facilitate the investors' rights set forth in this Agreement by agreeing to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the Original Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereby further agree as follows:

SECTION 1. GENERAL.

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

            (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (b) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            (c) "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

            (d) "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, in which (x) the per share price is at least one dollar and eighteen cents ($1.18) (as adjusted for stock splits, dividends, recapitalizations and the like after the date hereof), and (y) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least thirty million dollars ($30,000,000).

            (e) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (f) "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration

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statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

            (g) "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

            (h) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            (i) "SEC" or "Commission" means the Securities and Exchange Commission.

            (j) "Securities Act" shall mean the Securities Act of 1933, as amended.

            (k) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

            (l) "Shares" shall mean the Company's Series A Preferred Stock issued pursuant to the Series A Purchase Agreement, the Company's Series B Preferred Stock issued pursuant to the Series B Purchase Agreement and the Acquisition Agreement and the Company's Series C Preferred Stock issued pursuant to the Series C Purchase Agreement and held by the Investors listed on Exhibit A hereto and their permitted assigns.

            (m) "Special Registration Statement" shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

      2.1   RESTRICTIONS ON TRANSFER

            (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition

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and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement.

                  (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interests in the limited liability company, or (D) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder, provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

            (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

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      2.2   DEMAND REGISTRATION.

            (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed ten million dollars ($10,000,000)), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this
Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company) Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

            (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                  (i) prior to the earlier of (A) the fourth anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

                  (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

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                  (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

                  (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

                  (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or

                  (vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

      2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the

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Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-six and two thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

            (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

      2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that

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the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                  (i) if Form S-3 is not available for such offering by the Holders, or

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five million dollars ($5,000,000), or

                  (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

                  (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                  (v) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4.

            (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

      2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the

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number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to
Section 2.2 or Section 2.4 to a demand registration.

      2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to sixty (60) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose (i) any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company or its stockholders, (ii) a potentially significant transaction or event involving the Company, or (iii) any negotiations, discussions, or proposals directly relating thereto. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities proposed to be sold by the Initiating Holders, which consent shall not be unreasonably withheld. If so directed by the Company, the Initiating Holders shall use their best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Initiating Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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            (d)   Use its reasonable efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (b) such Holder (together with its affiliates) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 (without reference to 144(k)) during any ninety (90) day period.

      2.8   DELAY OF REGISTRATION; FURNISHING INFORMATION

            (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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            (b)   It shall be & condition precedent to the obligations of the
Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

            (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

      2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar' as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

            (c)   Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

            (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

            (e)   The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder, (b) is a Holder's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder's "Immediate Family Member", which term shall include adoptive relationships), (c) is a trust for the benefit of an individual Holder or such Holder's immediate Family Member, (d) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations), or (e) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

      2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the

Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to, or which in any way would conflict with, those granted to the Holders hereunder, other than the right to a Special Registration Statement.

      2.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

                  (i) such agreement shall apply only to the Company's Initial Offering; and

                  (ii) all officers and directors of the Company and holders of at least two percent (2%) of the Company's voting securities enter into similar agreements.

      2.14 AGREEMENT TO FURNISH INFORMATION. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder's obligations under Section
2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.13 and this
Section 2.14 shall not apply to a Special Registration. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.13 and 2.14. The underwriters of the Company's stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

      2.15 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the

Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY AND INVESTORS.

      3.1   BASIC FINANCIAL INFORMATION AND REPORTING.

            (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

            (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

            (c) The Company will furnish each Investor, as soon as practicable after the end of each quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

            (d) So long as an Investor (with its affiliates) shall own not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), to the extent requested by such Major Investor the Company will furnish each such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and (iii) promptly after the occurrence thereof, notice of any material adverse change in the business, assets, properties, management, prospects, operations or financial condition of the Company.

            (e) The Company will furnish to each Investor such written information as the Investor may reasonably request concerning the Company, if such information is otherwise available to the Company in the form requested by such Investor or in a form that can be obtained without unreasonable time or expense.

            Neither the foregoing provisions of this Section 3.1 nor any other provision of this Agreement shall be in limitation of any rights which an Investor may have with respect to the books and records of the Company, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which it is incorporated.

      3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

      3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except (i) that such Investor may disclose such proprietary or confidential information to any partner, subsidiary, parent or its attorneys, accountants, consultants, and other professionals of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary, parent or other service providers is advised of the confidentiality provisions of this Section 3.3, (ii) to the extent such confidential information may be made publicly available by the Company, (iii) to any prospective purchaser of any shares from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 3.3, and (iv) as may otherwise be required by law (including applicable securities laws), provided that such Investor gives reasonable notice to the Company of its intent to disclose in order to permit the Company to obtain protective relief and takes other reasonable steps to minimize the extent of any such required disclosure.

      3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

      3.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

      3.6 KEY MAN INSURANCE. The Company will use its best efforts to maintain in full force and effect term life insurance in the amount of not less than five million ($5,000,000) dollars on the life of each of Ronald Burch M.D, Ph.D. and Jeff Lazar, naming, in each case, the Company as beneficiary. The Company will include each of the Major Investors as a notice party to such term life insurance policies, and will request that the issuer of such policy provide each such stockholder with thirty (30) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

      3.7 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company and any of its subsidiaries shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Exhibit B.

      3.8 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company's outstanding capital stock pursuant to the Company's charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Major Investor's pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of shares owned by all Major Investors at the time of such proposed transfer. Notwithstanding the foregoing, nothing in this Section
3.8 shall affect the rights of the Company and the Investors under that certain Co-Sale Agreement dated as of the date hereof by and among the Company and certain of its stockholders.

      3.9 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Third Amended and Restated Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

      3.10 COOPERATION OF OTHER INVESTORS. Each Investor agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and J.P. Morgan Partners
(SBIC), LLC ("JPMP"), a copy of
which is attached hereto as Exhibit C, regarding regulatory matters (the "Regulatory Sideletter"), including without limitation, voting to approve amending the Company's Third Amended and Restated Certificate of Incorporation, the Company's Bylaws or this Agreement in a manner reasonably acceptable to the Investors and JPMP or any affiliate of JPMP entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). Anything contained in this Section
3.10 to the contrary notwithstanding, no Investor shall be required under this
Section 3.10 to take any action that would adversely affect in any material respect such Investor's rights under this Agreement or as a stockholder of the Company.

      3.11 COVENANT NOT TO AMEND. The Company and each Investor agree to not amend or waive the voting or other provisions of the Company's Third Amended and Restated Certificate of Incorporation, the Company's Bylaws or this Agreement if such amendment or waiver would cause JPMP or any of its affiliates to have a Regulatory Problem (as defined in the Regulatory Sideletter). JPMP agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after JPMP has notice of such amendment or waiver.

      3.12  TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement (other than the provisions of Section 3.9, 3.10,
3.11 and 3.12) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, which results in the Preferred Stock being converted into Common Stock or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction (a "Change in Control"), provided that this Section 3.12(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

SECTION 4. RIGHTS OF FIRST REFUSAL.

      4.1 SUBSEQUENT OFFERINGS. Each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

      4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

      4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

      4.4 TERMINATION AND WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Major Investors holding at least sixty five percent (65%) of the Registrable Securities held by all Major Investors, or as permitted by Section 5.6.

      4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

      4.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

            (a) Shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing of the Company's Third Amended and Restated Certificate of Incorporation) issued or to be issued after the Series C Original Issue Date (as defined in the Company's Third Amended and Restated Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors including the affirmative vote of a majority of the representatives designated by the holders of the Shares;

            (b) stock issued or issuable pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

            (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

            (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

            (e) shares of Common Stock issued upon conversion of shares of the Company's Preferred Stock;

            (f) shares of Common Stock or Preferred Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors, including the affirmative vote of a majority of the representatives designated by the holders of the Shares;

            (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

            (h) any Equity Securities issued in connection with strategic alliances, joint ventures, manufacturing, marketing or distribution arrangements or technology transfer' or development arrangements; provided that such strategic transaction and the issuance of shares therein, has been approved by the Company's Board of Directors, including the affirmative vote of a majority of the representatives designated by the holders of the Shares; and provided, further, that such strategic transaction and the issuance of the shares therein is not principally for equity financing purposes; and

            (i) up to an aggregate of fifty thousand (50,000) shares of stock of the Company issued to any charitable organization described in Section 170(c) of the Internal Revenue Code provided that such donation has been approved by the Company's Board of Directors, including the affirmative vote of a majority of the representatives designated by the holders of the Shares.

SECTION 5. MISCELLANEOUS.

      5.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

      5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      5.4 ENTIRE AGREEMENT. This Agreement supersedes and replaces in its entirety the Original Agreement, and this Agreement, the Exhibits and Schedules hereto, the Series B Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      5.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      5.6   AMENDMENT AND WAIVER.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of (i) the Company and (ii) the holders of at least sixty five percent (65%) of the Registrable Securities; provided, however, that Sections 3.10 and 3.11 may be amended or modified only with the written consent of JPMP.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty five percent (65%) of the Registrable Securities; provided, however, that Sections 3.10 and 3.11 may be waived only with the written consent of JPMP.

            (c) For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

      5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the

Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing- All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) for stockholders who are residents of the United States, (A) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (B) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (iv) for stockholders who are foreign residents, one (1) day after deposit with a recognized international overnight courier, specifying next day delivery, with verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      5.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      5.11 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6 (c), (f) or (h) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "INVESTOR," A "HOLDER" and a party hereunder.

      5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      5.13 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      5.14 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

      5.15 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

      5.16 NO PARTNERSHIP RELATIONSHIP. Notwithstanding, but not in limitation of, any other provision of this Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the Investors and shall not make any Investor the agent or partner of any other Investor for any purpose.

      5.17 ENFORCEMENT. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                    INVESTOR(S):

ALGORX PHARMACEUTICALS, INC.                INTERWEST PARTNERS VIII, L.P.
                                            INTERWEST INVESTORS VIII, L.P.
                                            INTERWEST INVESTORS Q VIII, L.P.

Signature: /s/ Ronald Burch                 Signature: /s/ Arnold Oronsky
           ---------------------------                 -------------------------

Print Name: Ronald Burch, M.D., Ph.D.
Title: Chief Executive Officer              By: InterWest Management Partners
                                                VIII, LLC

Address: 101 Interchange Plaza, Suite 102   General Partner
Cranbury, NJ 08512
                                            Name: Arnold Oronsky Ph.D.

                                            Title: Managing Director

                                            SOFINNOVA VENTURES PARTNERS V, LP
                                            SOFINNOVA VENTURES AFFILIATES V, LP
                                            SOFINOVA VENTURES PRINCIPALS V, LP

                                            Signature: /s/ Mike Powell
                                                       ------------------------
                                            Name: Mike Powell
                                            Title:
                                                   415-228-3387

     [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

                                  GC&H INVESTMENTS

                                  Signature:
                                  _____________________________________________
                                  Name:
                                  Title:

                                  POWDERJECT RESEARCH LIMITED

                                  Signature: __________________________________
                                  Name:
                                  Title:

                                  ADVENT HEALTHCARE AND LIFE
                                    SCIENCES III LIMITED PARTNERSHIP
                                  ADVENT HEALTHCARE AND LIFE
                                    SCIENCES III-A LIMITED PARTNERSHIP

                                        By: AHLS III GP Limited Partnership,
                                            General Partner
                                        By: Advent International LLC, General
                                            Partner
                                        By: Advent International Corporation,
                                            Manager

                                  Signature: /s/ ILLEGIBLE
                                             -------------------------------
                                        Vice President/Senior Vice President

                                  ADVENT PARTNERS HLS III LIMITED
                                    PARTNERSHIP
                                  ADVENT PARTNERS II LIMITED
                                    PARTNERSHIP

                                        By: Advent International Corporation,
                                            General Partner

                                  Signature: /s/ ILLEGIBLE
                                             ----------------------------------
                                        Vice President/Senior Vice President

     [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

                                  J.P. MORGAN PARTNERS (SBIC), LLC(1)

                                  Signature: /s/ Rodney A. Ferguson
                                             -----------------------------------
                                  Name: Rodney A. Ferguson J.D., Ph.D.
                                  Title: Managing Director

                                  J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

                                  By: JPMP GLOBAL INVESTORS, L.P.
                                      A General Partner

                                  By: JPMP CAPITAL CORP
                                      Its General Partner

                                  Signature: /s/ Rodney A. Ferguson
                                             -----------------------------------
                                  Name: Rodney A. Ferguson J.D., Ph.D.
                                  Title: Managing Director

                                  By: JPMP GLOBAL INVESTORS, L.P.
                                      A General Partner

                                  By: JPMP CAPITAL CORP
                                      Its General Partner

                                  Signature: /s/ Rodney A. Ferguson
                                             -----------------------------------
                                  Name: Rodney A. Ferguson J.D., Ph.D.
                                  Title: Managing Director

---------------------
      (1) A copy of each notice required under this Agreement to be sent to J.P. Morgan Partners (SBIC), LLC shall also be sent to the following address: J.P. Morgan Partners, Official Notices Clerk, 1221 Avenue of the Americas, New York, NY 10020, Fax: (212)899-3401.

     [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

                                  J.P, MORGAN PARTNERS GLOBAL
                                  INVESTORS A, L.P.

                                  By: JPMP GLOBAL INVESTORS, L.P.
                                      A General Partner

                                  By: JPMP CAPITAL CORP
                                      Its General Partner

                                  Signature: /s/ Rodney A. Ferguson
                                             -----------------------------------
                                  Name: Rodney A. Ferguson J.D., Ph.D.
                                  Title: Managing Director

                                  J.P. MORGAN PARTNERS GLOBAL
                                  INVESTORS (CAYMAN) II, L.P.

                                  By: JPMP GLOBAL INVESTORS, L.P.
                                      A General Partner

                                  By: JPMP CAPITAL CORP
                                      Its General Partner

                                  Signature: /s/ Rodney A. Ferguson
                                             -----------------------------------
                                  Name: Rodney A. Ferguson J.D., Ph.D.
                                  Title: Managing Director

                                  RONALD BURCH M.D., PH.D.

                                  Signature: /s/ Ronald Burch
                                             -----------------------------------
                                  Name: Ronald Burch

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                       AXIOM VENTURE PARTNERS III, L.P.

                                       Signature: /s/ Alan Mendelson
                                                 --------------------------
                                       Name: Alan Mendelson
                                       Title: General Partner

                                       COGENE BIOTECH VENTURES, L.P.

                                       By: Its General Partner, Cogene Biotech
                                       Ventures GP, L.L.C.

                                       Signature: /s/ C. Thomas Caskey
                                                 --------------------------
                                       Name: C. Thomas Caskey, M.D.
                                       Title: President/CEO

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                  EGS PRIVATE HEALTHCARE PARTNERSHIP II, L.P.

                                  Signature: /s/ ABHIJEET LELE
                                             ---------------------------------
                                  Name:
                                  Title:

                                  EGS PRIVATE HEALTHCARE INVESTORS II, L.P.

                                  Signature: /s/ ABHIJEET LELE
                                             ---------------------------------
                                  Name:
                                  Title:

                                  EGS PRIVATE HEALTHCARE CANADIAN PARTNERS, L.P.

                                  Signature: /s/ ABHIJEET LELE
                                             ---------------------------------
                                  Name:
                                  Title:

                                  EGS PRIVATE HEALTHCARE PRESIDENTS FUND, L.P.

                                  Signature: /s/ ABHIJEET LELE
                                             ---------------------------------
                                  Name:
                                  Title:

                                    LEHMAN BROTHERS HEALTHCARE VENTURE CAPITAL
                                    L.P.

                                    By: Lehman Brothers HealthCare Venture
                                    Capital Associates L.P., its General Partner

                                    By: LB I Group Inc., its General Partner

                                    Signature: /s/ Fred Steinberg
                                              ----------------------------------
                                    Name: Fred Steinberg
                                    Title: Vice President

                                    LEHMAN BROTHERS P.A. LLC

                                    Signature:  /s/ Fred Steinberg
                                              ----------------------------------
                                    Name: Fred Steinberg
                                    Title: Vice President

                                    LEHMAN BROTHERS PARTNERSHIP ACCOUNT
                                    2000/2001, L.P.

                                    By: LB I Group Inc., its General Partner

                                    Signature: /s/ Fred Steinberg
                                              ----------------------------------
                                    Name: Fred Steinberg
                                    Title: Vice President

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                    HUNT VENTURES, L.P.

                                    Signature: /s/ Michael T. Bierman
                                               ---------------------------------
                                    Name:      Michael T. Bierman
                                    Title:     Managing Director

                                    INDEX VENTURES II (JERSEY) L.P.

                                    Signature: /s/ Kyle Cullinane
                                               ---------------------------------
                                    Name: Kyle Cullinane
                                    Title: Director-for & on behalf of Index
                                           Venture Associates II Limited-
                                           General Partner

                                    INDEX VENTURES II (DELAWARE) L.P.

                                    Signature: /s/ Kyle Cullinane
                                               ---------------------------------
                                    Name: Kyle Cullinane
                                    Title: Director-for & on behalf of Index
                                           Venture Associates II Limited-
                                           General Partner

                                    INDEX VENTURES II GMBH & CO. KG

                                    Signature: /s/ Kyle Cullinane
                                               ---------------------------------
                                    Name: Kyle Cullinane
                                    Title: Director-for & on behalf of Index
                                           Ventures Limited-Special
                                           Limited Partner

                                    INDEX VENTURES II PARALLEL ENTREPRENEUR FUND
                                    (JERSEY-A) L.P.

                                    Signature: /s/ Kyle Cullinane
                                               ---------------------------------
                                    Name: Kyle Cullinane
                                    Title: Director-for & on behalf of Index
                                           Venture Associates II Limited-
                                           General Partner

                                    INDEX VENTURES II PARALLEL ENTREPRENEUR FUND
                                    (JERSEY-B) L.P.

                                    Signature: /s/ Kyle Cullinane
                                               ---------------------------------
                                    Name: Kyle Cullinane
                                    Title: Director-for & on behalf of Index
                                           Venture Associates II Limited-
                                           General Partner

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                      INDEX VENTURE MANAGEMENT SA
                                      ON BEHALF OF INDEX EMPLOYEE
                                      INVESTMENT PLAN

                                      Signature: /s/ ILLEGIBLE
                                                 -------------------------------
                                      Name:
                                      Title: Director partner

                                      LEHMAN BROTHERS HEALTHCARE
                                      VENTURE CAPITAL L.P.

                                      By: Lehman Brothers Healthcare Venture
                                      Capital Associates L.P., its General
                                      Partner

                                      By: LB I group Inc., its General Partner

                                      Signature: /s/ Fred Steinberg
                                                 -------------------------------
                                      Name:  Fred Steinberg
                                      Title: Vice President

                                      LEHMAN BROTHERS P.A. LLC

                                      Signature: /s/ Fred Steinberg
                                                 -------------------------------
                                      Name:  Fred Steinberg
                                      Title: Vice President

                                      LEHMAN BROTHERS PARTNERSHIP
                                      ACCOUNT 2000/2001, L.P.

                                      By: LB I Group Inc., its General Partner

                                      Signature: /s/ Fred Steinberg
                                                 -------------------------------
                                      Name:  Fred Steinberg
                                      Title: Vice President

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                      LEHMAN BROTHERS OFFSHORE PARTNERSHIP
                                      ACCOUNT 2000/2001, L.P.

                                      By: Lehman Brothers Offshore Partner Ltd.,
                                          its General Partner

                                      Signature: /s/ Fred Steinberg
                                                 -------------------------------
                                      Name:  Fred Steinberg
                                      Title: Vice President

                                      NIF VENTURES CO., LTD.

                                      Signature: /s/ Nobuo Suzuki
                                                 -------------------------------
                                      Name: Nobuo Suzuki
                                      Title: Executive Officer

                                      INVESTMENT ENTERPRISE PARTNERSHIP
                                      "NIF 21-ONE(1)"

                                      Signature: /s/ Shinichiro Hakuta
                                                 -------------------------------
                                      Name: Shinichiro Hakuta
                                      Title: General Manager

                                      PACIFIC RIM AQUA LIFE SCIENCE
                                      NO. 1 INVESTMENT PARTNERSHIP
                                      By: Pacific Rim Ventures Co., Ltd.,
                                          its General Partner

                                      Signature: /s/ Masahiro Michishita
                                                 -------------------------------
                                      Name: Masahiro Michishita, M.D., Ph.D.
                                      Title: President and Managing General
                                             Partner

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                      PACIFIC RIM AQUA LIFE SCIENCE
                                      NO. 2 INVESTMENT PARTNERSHIP
                                      By: Pacific Rim Ventures Co., Ltd., its
                                          General Partner

                                      Signature: /s/ Masahiro Michishita
                                                 -------------------------------
                                      Name: Masahiro Michishita, M.D., Ph.D.
                                      Title: President and Managing General
                                             Partner

                                      PACIFIC RIM AQUA LIFE SCIENCE
                                      NO. 3 INVESTMENT PARTNERSHIP

                                      BY: Pacific Rim Ventures Co., Ltd.,
                                      its General Partner

                                      Signature: /s/ Masahiro Michishita
                                                 -------------------------------
                                      Name: Masahiro Michishita, M.D., Ph.D.
                                      Title: President and Managing General
                                             Partner

                                      PACIFIC RIM AQUA LIFE SCIENCE
                                      NO. 4 INVESTMENT PARTNERSHIP
                                      BY: Pacific Rim Ventures Co., Ltd.,
                                      its General Partner

                                      Signature: /s/ Masahiro Michishita
                                                 -------------------------------
                                      Name: Masahiro Michishita, M.D., Ph.D.
                                      Title: President and Managing General
                                             Partner

                                      PACIFIC RIM AQUA LIFE SCIENCE
                                      NO. 5 INVESTMENT PARTNERSHIP
                                      BY: Pacific Rim Ventures Co., Ltd.,
                                          its General Partner

                                      Signature: /s/ Masahiro Michishita
                                                 -------------------------------
                                      Name: Masahiro Michishita, M.D., Ph.D,
                                      Title: President and Managing General
                                             Partner

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE]

                                      PIPER JAFFRAY HEALTHCARE FUND IV, L.P.

                                      By: Piper Jaffray Healthcare Management
                                      IV, LLC,
                                          its General Partner

                                      By: /s/ Heath Lukatch
                                          --------------------------------------
                                      Name: Heath Lukatch
                                      Title: Managing Director of Piper
                                      Jaffray Ventures Inc., its General
                                      Partner

                                      S.R. ONE, LIMITED

                                      Signature: /s/ John N. Braca
                                                 -------------------------------
                                      Name: John N. Braca
                                      Title: CFO and General Partner

                                      /s/ Eliot M. Fried
                                      __________________________________________

                                      Eliot M. Fried

                                      /s/ Michael G. Ehrlich
                                      ------------------------------------------
                                      Michael G. Ehrlich, M.D.

                                      WHI MORULA FUND, LLC

                                      Signature: /s/ Michael S. Resnick
                                                 -------------------------------
                                      Name: Michael S. Resnick
                                      Title: Executive VP, William Harris
                                      Investors, Inc., as Manager

             [SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                SIGNATURE PAGE]


                                       HEWM/VLG INVESTORS LLC

                                       Signature: /s/ Cathryn S. Chinn
                                                 -------------------------------
                                       Name:     Cathryn S. Chinn
                                       Title:    Manager

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

       SERIES A PREFERRED STOCK

       InterWest Partners VIII, L.P.

       InterWest Partners VIII, L.P.

       InterWest Partners Q VIII, L.P.

       Sofinnova Venture Partners V, LP

       Sofinnova Venture Affiliates V, LP

       Sofinnova Venture Principals V, LP

       J.P. Morgan Partners (SBIC), LLC(2)

       Ronald Burch M.D., Ph.D.

       GC&H Investments

       SERIES B PREFERRED STOCK

       InterWest Partners VIII, L.P.

       InterWest Investors VIII, L.P.

       InterWest Investors Q VIII, L.P.

       Sofinnova Venture Partners V, LP

       Sofinnova Venture Affiliates V, LP

       Sofinnova Venture Principals V, LP

       J.P. Morgan Partners (SBIC), LLC

       PowderJect Research Limited

-----------------
      (2) A copy of each notice required under this Agreement to be sent to J.P. Morgan Partners (SBIC), L.L.C shall also be sent to the following address: J.P. Morgan Partners, Official Notices Clerk, 1221 Avenue of the Americas, New York, NY 10020, Fax: (212)899-3401.

                              SCHEDULE OF INVESTORS

SERIES C PREFERRED STOCK

InterWest Partners VIII, L.P.

InterWest Partners VIII, L.P.

InterWest Partners Q VIII, L.P.

Sofinnova Venture Partners V, L.P.

Sofinnova Venture Affiliates V, LP

Sofinnova Venture Principals V, LP

J.P. Morgan Partners (SBIC), LLC

J.P. Morgan Partners Global Investors, L.P.

J.P. Morgan Partners Global Investors (Cayman), L.P.

J.P. Morgan Partners Global Investors A, L.P.

J.P. Morgan Partners Global Investors (Cayman) II, L.P.

Advent Healthcare and Life Sciences III Limited Partnership

Advent Healthcare and Life Sciences III-A Limited Partnership

Advent Partners HLS III Limited Partnership

Advent Partners II Limited Partnership

Axiom Venture Partners III, L.P.

CDIB BioScience Ventures I, Inc.

Cogene Biotech Ventures, L.P.

EGS Private Healthcare Partnership II, L.P.

EGS Private Healthcare Investors II, L.P.

EGS Private Healthcare Canadian Partners, L.P.

EGS Private Healthcare Presidents Fund, L.P.

Hunt Ventures, L.P.

Index Ventures II (Jersey) L.P.

Index Ventures II (Delaware) L.P.

Index Ventures II GmbH & Co. KG

Index Ventures II Parallel Entrepreneur Fund (Jersey - A) L.P.

Index Ventures Parallel Entrepreneur Fund (Jersey - B) L.P.

Index Venture Management SA on behalf of Index Employee Investment Plan

Lehman Brothers HealthCare Venture Capital L.P.

Lehman Brothers P.A. LLC

Lehman Brothers Partnership Account 2000/2001, L.P.

Lehman Brothers Offshore Partnership Account 2000/2001, L.P.

NIF Ventures

Investment Enterprise Partnership "NIF 21-ONE(1)"

Pacific Rim Aqua Life Science No. 1 Investment Partnership

Pacific Rim Aqua Life Science No. 2 Investment Partnership

Pacific Rim Aqua Life Science No. 3 Investment Partnership

Pacific Rim Aqua Life Science No. 4 Investment Partnership

Pacific Rim Aqua Life Science No. 5 Investment Partnership

Piper Jaffray Healthcare Fund IV, L.P.

S.R. One, Limited

Eliot M. Fried

Michael G. Ehrlich, M.D.

WHI Morula Fund, LLC

HEWM/VLG Investments LLC

                                    EXHIBIT B

                        FORM OF NON-DISCLOSURE AGREEMENT

                             NONDISCLOSURE AGREEMENT

      THIS NONDISCLOSURE AGREEMENT ("Agreement") dated as of
____________________, 200_____is entered into by and between AlgoRx Pharmaceuticals, Inc., a Delaware corporation ("AlgoRx"), and_________________________________________________, a
_______________[CORPORATION] (the "Recipient").

      1. Confidential Information. For their mutual benefit, AlgoRx intends to discuss and disclose certain of its confidential information in connection with [INSERT A DESCRIPTION OF ACTIVITY THAT RECIPIENT IS PERFORMING FOR ALGORX] (the "AlgoRx Matter"). Confidential Information shall mean information including, without limitation, a formula, pattern, trade secret, compilation, program, method, technique, process, biological material, gene sequence, cell line, assay, chemical compound, model, invention, work of authorship, inventions, know-how, experimental work, sample, data, design, source code, research plan, business plan, business opportunity, customer, employee or personnel list, or financial statement on date proprietary to AlgoRx that derives independent economic value, actual or potential, for not being generally known to the public or to other persons who can obtain economic value from its disclosure or use. Confidential Information includes, but is not limited to, information disclosed in connection with the AlgoRx Matter. However, Confidential Information shall not include information that: (i) is now or subsequently becomes generally available to the public through no wrongful act or omission of the Recipient;
(ii) the Recipient can demonstrate by written records to have had rightfully in its possession prior to disclosure to the Recipient by AlgoRx; or (iii) the Recipient rightfully obtains from a third party who has the right to transfer or disclose it. AlgoRx shall mark the material manifestations of its Confidential Information as being confidential and proprietary so that the Recipient is aware that its receipt is governed by the terms of this Agreement. The foregoing notwithstanding, the terms of this Agreement also pertain to materials not so marked if AlgoRx informs the Recipient of their confidential nature or if the Recipient otherwise knows or should reasonably be expected to know of their confidential nature.

      2. Nondisclosure. Except as has been specifically authorized by AlgoRx in writing, the Recipient shall not reproduce, use, distribute, disclose or otherwise disseminate the Confidential Information and shall not take any action causing, or fail to take any reasonable action necessary to prevent, any Confidential Information disclosed to the Recipient pursuant to this Agreement to lose its character as Confidential Information. In the event the Recipient is required to disclose any Confidential Information pursuant to law or government regulation, the Recipient shall promptly notify AlgoRx in order to allow AlgoRx the maximum time to obtain protective or confidential treatment of the Confidential Information before it is disclosed. Upon termination of the discussion or evaluation of the AlgoRx Matter or upon request by AlgoRx, the Recipient shall promptly deliver to AlgoRx or destroy all Confidential Information and all embodiments thereof then in its custody, control or possession and shall deliver within five days after such termination or request a written statement to AlgoRx certifying to such action.

      3. Ownership. All Confidential Information shall remain the property of AlgoRx and no license or other right to such information is granted or implied hereby. Neither this Agreement nor the disclosing of Confidential Information to the Recipient constitutes any grant, right, license or assignment to the Recipient under any copyright, patent, trademark or other rights now or hereafter owned or controlled by AlgoRx. The AlgoRx Matter and all Confidential Information developed in connection therewith shall be the sole and exclusive property of AlgoRx. In the event any such Confidential Information developed in connection with the AlgoRx Matter is deemed not to be the property of AlgoRx, the Recipient hereby assigns all rights thereto to AlgoRx and hereby agrees to sign all instruments reasonably necessary in the opinion of AlgoRx to eliminate any ambiguity as to ownership by AlgoRx, and Recipient hereby grants to AlgoRx a limited power-of-attorney to execute any such instrument in the name of and on behalf of the Recipient to effect such assignment.

      4. Duties of the Recipient. The Recipient agrees that access to Confidential Information will be limited to those employees or other authorized representatives of the Recipient, as applicable, who: (a) need to know such Confidential Information in connection with their work on the AlgoRx Matter; and
(b) have agreed with the Recipient obligating them to maintain the confidentiality of information disclosed to them and designated or defined as confidential. The Recipient further agrees to inform such employees or authorized representatives, as applicable, of the confidential nature of Confidential Information and agrees to take all necessary steps to ensure that the terms of this Agreement are not violated by them. The Recipient further agrees to promptly inform AlgoRx of any unauthorized disclosure or use of the Confidential Information.

      5. Equitable Relief. The Recipient hereby acknowledges that unauthorized disclosure or use of Confidential Information could cause great or irreparable injury to AlgoRx and that pecuniary compensation would not afford adequate relief or it would be extremely difficult to ascertain the amount of compensation which would afford adequate relief. Therefore, the Recipient agrees that AlgoRx will have the right to seek and obtain injunctive relief (without the requirement to post a bond) in addition to any other rights and remedies it may have.

      6. Indemnity. The Recipient agrees to indemnify AlgoRx for any loss or damage suffered as a result of any breach by the Recipient of the terms of this Agreement including any reasonable fees and expenses incurred by AlgoRx in the collection of such indemnity.

      7. Term. The Recipient's duty to protect Confidential Information pursuant to this Agreement expires ten years from the date of disclosure of the Confidential Information.

      8. Agency. The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

      9. Assignment. The Recipient shall not assign its rights or obligations under this Agreement without the prior written consent of AlgoRx.

      10. Modification. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

      11. Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts entered into and wholly to be performed in the State of New Jersey by New Jersey residents.

      12. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, or the day after delivery to a recognized overnight courier, to the following addresses:

ALGORX                                 RECIPIENT

ALGORX PHARMACEUTICALS, INC.           _________________________________________
500 Plaza Drive, 2nd Floor             _________________________________________
Secaucus, NJ 07094                     _________________________________________
                                       _________________________________________

Attention: President
                                       Attention: ______________________________

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ALGORX PHARMACEUTICALS, INC.           _________________________________________

By:______________________________      By:______________________________________

Name:____________________________      Name:____________________________________

Title:___________________________      Title:___________________________________

Date:____________________________      Date:____________________________________

                                    EXHIBIT C

                             REGULATORY SIDE LETTER

                SECOND AMENDED AND RESTATED REGULATORY SIDELETTER

            This Second Amended and Restated Regulatory Sideletter (this "Agreement") is entered into as of February 17, 2004 by and between J.P. MORGAN PARTNERS (SBIC), LLC ("Investor") and ALGORX PHARMACEUTICALS, INC., (the "Company).

            WHEREAS, Investor is a regulated entity and an indirect subsidiary of J.P. Morgan Chase & Co. and in connection therewith Investor is subject to various regulations that may impose restrictions on the type and terms of Investor's investment in the Company;

            WHEREAS, the Company and Investor entered into that certain Regulatory Sideletter dated as of April 4, 2001, in connection with Investor's purchase of shares of Series A Preferred Stock of the Company and executed an Amended and Restated Regulatory Sideletter dated as of March 22, 2002, in connection with the Investor's purchase of shares of Series B Preferred Stock of the Company (the "Prior Sideletter");

            WHEREAS, the Company and Investor now desire to amend and restate the Prior Sideletter in connection with Investor's purchase of shares of Series C Preferred Stock of the Company (the "Series C Shares") pursuant to that certain Series C Preferred Stock Purchase Agreement of even date herewith, it being understood that the amendment and restatement of the Prior Sideletter is a material inducement for Investor's agreement to purchase such Series C Shares

            NOW THEREFORE, in connection with the foregoing, the parties hereby agree as follows:

      Section 1. Regulatory Matters Generally.

            (a)   Regulatory Cooperation.

                  (i) In the event that Investor reasonably determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by Investor in order (A) to effectuate and facilitate any transfer by Investor of any securities of the Company then held by Investor to any Person designated by Investor, (B) to permit Investor (or any of its Affiliates) to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of non-voting securities of the Company, which non-voting securities shall be identical in all respects to such voting securities, except that such new securities shall be non-voting and shall be convertible into voting securities on such terms as are requested by Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (C) to grant Investor or its designee the reasonable equivalent of any voting rights arising out of Investor's ownership of voting securities and/or provided for in the Investor Rights Agreement that were diminished as a result of the transfers and amendments referred to above. If Investor elects to transfer securities of the Company in order to avoid a Regulatory Problem to an Affiliate subject to limitations on its voting or total ownership interest in the Company, the Company and such Affiliate shall enter into such mutually acceptable agreements as such Affiliate may reasonably request in order to assist such Affiliate in complying with Laws to which it is subject Such agreements may include restrictions on the redemption, repurchase or retirement of securities of the Company that would result or be reasonably expected to result in such Affiliate holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

                  (ii) In the event Investor has the right to acquire any of the Company's securities from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and Investor reasonably determines that it has a Regulatory Problem, at Investor's request the Company will offer to sell to Investor non-voting securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had Investor acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to subsection
      (1) above.

                  (iii) In the event that any Affiliate of the Company ever offers to issue any of its securities to Investor, then the Company will cause such Affiliate to enter into an agreement with Investor substantially similar to this Agreement.

      Section 2. Cross Marketing Activities.

            The Company hereby represents and warrants that except as otherwise disclosed, neither the Company nor any of its subsidiaries (1) offers or markets, directly or through any arrangement, any product or service of any depository institution owned by J.P. Morgan Chase & Co, or (ii) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any depository institution owned by J.P Morgan Chase & Co.

      Section 3. Lending Activities.

            The Company hereby represents and warrants that except as otherwise disclosed, neither the Company nor any of its subsidiaries currently has or, to its knowledge, is expected to have a loan facility, credit facility, debt financing, line of credit or any other extension of credit from any depository institution owned by J.P Morgan Chase & Co.

      Section 4. Covenants

            (a) The Company shall give Investor thirty (30) days prior written notice before taking any affirmative steps which would cause the representations and warranties contained in Sections 2 or 3 to be untrue.

            (b) The Company shall notify Investor promptly at any time in which the Company reasonably believes the representations contained in Sections 2 or 3 to be untrue whether as a result of the Company's affirmative action or otherwise.

      Section 5. Participation Interests and Pledge.

            (a) Notwithstanding anything to the contrary contained in the Investor Rights Agreement or other transaction documents relating to Investor's purchase and ownership of the Company's securities (collectively, the "Transaction Documents"), Investor shall be permitted to grant participation interests in the Company's securities held by Investor, subject to applicable law, to Affiliates of Investor without prior disclosure or consent of the Company or any other Person, so long as the participation agreement or other agreement or document pursuant to which such participation interest is granted requires such Affiliate to comply with the Transaction Documents as if it were a record owner of such securities and a direct party to the Transaction Documents.

            (b) Notwithstanding anything to the contrary contained in the Transaction Documents relating to the purchase and ownership of the Company's securities, Investor shall be permitted to pledge the Company's securities held by Investor to an Affiliate of Investor without prior disclosure to or consent of the Company or any other Person, so long as such pledge does not affect Investor's status as being the record owner of such securities and a direct party to the Transaction Documents.

            (c) Notwithstanding anything to the contrary contained in the Transaction Documents, any and all representations and warranties relating to Investor's ownership of the Company's securities shall be qualified by the fact that Investor has (1) granted participation interests in a pro rata portion of all of its investments, including its purchase of the Company's securities, to Affiliates of Investor and (ii) has granted a pledge of its assets, including the Company's securities to an Affiliate of Investor. Such participation interests and/or pledge, however, do not affect Investor's status as being the sole record owner of the Company's securities held by Investor, and such participation interests have been granted in accordance with all applicable securities laws.

      Section 6. Definitions.

            "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person or any Person identified in clause (ii) below, and (ii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. When such term is used in the context of a Regulatory Problem, it also has the meaning ascribed to it in any Law.

            "Banking Regulations" means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

            "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Investor Rights Agreement" means the Second Amended and Restated Investor Rights Agreement to be entered into on the date of the Closing among the Company and certain shareholders of the Company.

            "Laws" with respect to any Person, means (1) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations and SBA Regulations, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

            "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

            "Regulatory Problem" means any set of facts or circumstances in which the Investor's ownership of securities issued by the Company (1) gives rise to a material violation of Law by Investor or any of its Affiliates, or gives rise to a reasonable belief by Investor that such a violation is likely to occur or (ii) gives rise to a limitation in Law that will impair materially the ability of Investor or any Affiliate to conduct its business or gives rise to a reasonable belief by Investor that such a limitation is likely to arise.

            "SBA" means the United States Small Business Administration.

            "SBA Regulations" means the Small Business Investment Act and the rules and regulations promulgated by the SBA.

      Section 7. Amendments; Benefit.

            The terms and provisions of this Agreement may not be modified or amended, unless pursuant to a written agreement executed by each of the parties hereof. This Agreement shall be for the benefit of Investor and its Affiliates and shall apply to each acquisition of securities issued by the Company to Investor or its Affiliates.

      Section 8. Counterparts, Facsimile Signatures.

            This Agreement may be executed in any number of counterparts, including by means of facsimile, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      Section 9. Regulation K Matters.

            Check box whether or not this investment is subject to Regulation K and, therefore, Schedule A applies Yes [ ], No [X]

      Section 10. SBA Matters.

            Check box whether or not Investor is a Small Business Investment Company, and therefore, Schedule B applies Yes [X], No [ ]

      Section 11. Section 4(k)(4) (A) through (G) Investments.

            Check box whether or not this investment is a Section 4(k)(4) (A) through (G) investment and therefore, Schedule C applies. Yes [ ] No [X]

      Section 12. Notices. All notices, claims, certificates, requests, demands and other communications to be given to Investor hereunder or relating to Investor's investment in the Company shall be addressed as follows:

                           J.P. Morgan Partners (SBIC), LLC
                           c/o J.P. Morgan Partners, LLC
                           Attn: Rodney A. Ferguson
                           50 California Street, 29th Floor
                           San Francisco, California 94111
                           Telephone: (415)591-1200
                           Facsimile: (415)591-1205

                           with a copy to

                           J.P. Morgan Partners, LLC
                           1221 Avenue of the Americas
                           New York, New York 10020-1080
                           Telephone: (212)899-3400
                           Facsimile: (212)899-3401

                                      *****

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     ALGORX PHARMACEUTICALS, INC.

                                     By: /s/ Ronald M. Burch
                                         ---------------------------------------
                                     Name: Ronald M. Burch, M.D., Ph.D.
                                     Title: Chief Executive Officer

                                     J.P. MORGAN PARTNERS (SBIC), LLC

                                            By: /s/ Rodney A. Ferguson
                                                --------------------------------
                                                Name: Rodney A. Ferguson
                                                Title: Managing Director

                                     J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

                                     By: JPMP GLOBAL INVESTORS, L.P.
                                         A General Partner

                                         By: JPMP CAPITAL CORP
                                             Its General Partner

                                             By: /s/ Rodney A. Ferguson
                                                 -------------------------------
                                                 Name: Rodney A. Ferguson
                                                 Title: Managing Director

                                     J.P. MORGAN PARTNERS GLOBAL, INVESTORS
                                     (CAYMAN), L.P.

                                     By: JPMP GLOBAL INVESTORS, L.P.
                                         A General Partner

                                         By: JPMP CAPITAL CORP
                                             Its General Partner

                                             By: /s/ Rodney A. Ferguson
                                                 -------------------------------
                                                 Name: Rodney A. Ferguson
                                                 Title: Managing Director

                                     J.P. MORGAN PARTNERS GLOBAL
                                     INVESTORS A, L.P.

                                     By: JPMP GLOBAL INVESTORS, L.P.
                                         A General Partner

                                         By: JPMP CAPITAL CORP
                                             Its General Partner

                                             By: /s/ Rodney A. Ferguson
                                                 -------------------------------
                                                 Name: Rodney A. Ferguson
                                                 Title: Managing Director

                                     J.P. MORGAN PARTNERS GLOBAL
                                     INVESTORS (CAYMAN) II, L.P.

                                     By: JPMP GLOBAL INVESTORS, L.P.
                                         A General Partner

                                         By: JPMP CAPITAL CORP
                                             Its General Partner

                                             By: /s/ Rodney A. Ferguson
                                                 -------------------------------
                                                 Name: Rodney A. Ferguson
                                                 Title: Managing Director